                                                                       EXHIBIT 5

                     [LETTERHEAD OF DYCOM INDUSTRIES, INC.]

                                          February 4, 2002

Dycom Industries, Inc.
First Union Center
4440 PGA Boulevard, Suite 500
Palm Beach Gardens, Florida 33410

Gentlemen:

     I am the General Counsel and Corporate Secretary of Dycom Industries, Inc., a Florida corporation (the "Company"), and have acted as counsel for the Company in connection with Amendment No. 1 to the registration statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, shares of the Company's common stock, par value $0.33 1/3 per share (the "Common Stock"), to be issued pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of January 7, 2002, among the Company, Troy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, and Arguss Communications, Inc., a Delaware corporation (the "Merger Agreement").

     I have examined originals or copies of the Articles of Incorporation of the Company, as amended, the By-laws of the Company, as amended, records of proceedings of the Board of Directors and its committees, certificates of public officials and such other corporate records of the Company and other documents and instruments as I have deemed necessary or appropriate as a basis for this opinion.

     Based upon such examination, and relying on the statements of fact contained in the documents that I have examined, I am of the opinion that the Common Stock has been duly authorized and, when issued and delivered pursuant to the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and in any further amendments thereto and to the reference to me under the caption "Legal Matters" in the Prospectus which comprises a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Marc R. Tiller

                                          Marc R. Tiller
                                          General Counsel and
                                          Corporate Secretary